Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated September 27, 2005 (this “Agreement”), between Fischer Imaging Corporation, a Delaware corporation (the “Company”), on the one hand, and Morgan W. Nields, the Robert L. Nields Trust and Florence Wesson Nields Trust (each, a “Stockholder”, and together, the “Stockholders”), on the other hand.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Asset Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and Hologic, Inc. have entered into an Asset Purchase Agreement dated as of June 22, 2005 (the “Asset Purchase Agreement”), providing for the acquisition of substantially all of the Company’s intellectual property by Hologic (the “Acquisition”); and

WHEREAS, as of the date hereof and as of the record date, the Stockholders are the record and beneficial owners of, collectively, a total of 833,000 shares of Company Common Stock (the “Existing Shares” and, together with any shares of Company Common Stock or other voting capital stock of the Company acquired by the Stockholders after the date hereof, the “Shares”);

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING

1.1           Agreement to Vote and Support.  The Stockholders agree that, from and after the date hereof and until the date on which this Agreement is terminated pursuant to Section 2.1, at the Company Stockholders Meeting scheduled for September 28, 2005, or any adjournment thereof that occurs not later than October 5, 2005, the Stockholders shall:

(a)           appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)           vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares, and any other voting securities of the Company (whenever acquired), that are beneficially owned by the Stockholders or as to which the Stockholders have, directly or indirectly, the right to vote or direct the voting, in favor of approval of the Asset Purchase Agreement; and, .

(c)           if Stockholders are contacted by any other record holders of shares of Common Stock of the Company who inquire as to the Stockholder’s views or intentions, to communicate their support for the Acquisition and their agreement to vote in favor thereof.

1.2           No Inconsistent Agreements.  The Stockholders hereby covenant and agree that, except for this Agreement, none of the Stockholders (a) has entered, and none of the Stockholders shall enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and none of the Stockholders shall grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares.

1.3           Proxy.  The Stockholders hereby grant a proxy, and appoint as attorney-in-fact, Dr. Gail Schoettler and Steven Durnil, in their respective capacities as director or officer of the Company, and any individual who shall hereafter succeed to any such director or officer of the Company designated in writing by the Company, each of them individually, with full power of substitution, to vote the Shares in accordance with Section 1.1 hereof.  This proxy is coupled with an interest and shall be irrevocable for so long as this Agreement is in effect, and the Stockholders will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by either Stockholder with respect to the Shares.

ARTICLE II

MISCELLANEOUS

2.1           Termination.  This Agreement shall terminate and no party shall have any rights or duties hereunder if this Agreement is terminated in accordance with the terms of this Section 2.1.  Either the Company or the Stockholders may terminate this Agreement on or after the date of termination of the Asset Purchase Agreement in accordance with its terms.  In addition, Stockholders may at their option terminate this Agreement by giving written notice to the Company if the Asset Purchase Agrteement has not been consummated by October 5, 2005. Nothing in this Section 2.1 shall relieve or otherwise limit any party of liability for breach of this Agreement.

2.2           Furrther Assurances.  From time to time, at the other party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

2.3           Interpretation.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  No provision of this Agreement shall be construed to require the Company the Stockholders or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law (whether statutory or common), rule or regulation.

2.4           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

2.5           Entire Agreement.  This Agreement (together with the Acquisition Agreement, to the extent referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

2.6           Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed entirely within such State.

2.7           Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

2.8           Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the parties further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

2.9           Severability.  Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders or limited partners.  Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

2.10         Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

IN WITNESS WHEREOF, the Company and the Stockholders have each caused this Agreement to be signed by their respective officers or other authorized persons thereunto duly authorized as of the date first written above.

FISCHER IMAGING CORPORATION

By:	/s/ Steven L. Durnil
	Name:	Steven L. Durnil
	Title:	CEO

ROBERT L. NIELDS TRUST

By:	/s/ Francis Coolidge
	Name:	Francis Coolidge
	Title:	Co-Trustee

By:	/s/ Morgan W. Nields
	Name:	Morgan W. Nields
	Title:	Co-Trustee

FLORENCE WESSON NIELDS TRUST

By:	/s/ Francis Coolidge
	Name:	Francis Coolidge
	Title:	Co-Trustee

/s/ Morgan W. Nields
Co-Trustee

/s/ Morgan W. Nields
Morgan W. Nields